Exhibit 99.1

Greatbatch Announces Private Offering of $360 Million of Senior Notes in Connection with its Acquisition of Lake Region Medical

FRISCO, Texas, October 13, 2015 (GLOBE NEWSWIRE) — Greatbatch, Inc. (NYSE: GB) today announced that its wholly-owned subsidiary Greatbatch Ltd. intends to offer, subject to market and other conditions, $360 million aggregate principal amount of senior notes due 2023 in connection with its previously announced acquisition of Lake Region Medical Holdings, Inc. This offering is part of the financing for the acquisition. The acquisition of Lake Region is currently expected to close in the fourth quarter of 2015.

If the offering of the notes closes prior to the closing of the acquisition of Lake Region, the gross proceeds from the offering (together with certain additional amounts) will be deposited into an escrow account until closing of the acquisition. If the closing of the acquisition of Lake Region does not occur on or prior to February 23, 2016 or Greatbatch determines not to pursue the acquisition or the acquisition agreement is terminated, the notes will be subject to a special mandatory redemption at a redemption price equal to 100% of the initial issue price of the notes, plus accrued and unpaid interest to, but not including, the special mandatory redemption date.

Upon consummation of the acquisition, Greatbatch, Inc. and certain of its subsidiaries (including certain subsidiaries acquired in connection with the acquisition) will guarantee the notes.

The notes and related guarantees will be offered in a private offering only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside of the United States in reliance on Regulation S under the Securities Act. The notes and related guarantees will not be registered under the Securities Act or the securities laws of any jurisdiction and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from the registration requirements.

This press release is neither an offer to sell nor a solicitation of an offer to buy the notes or related guarantees nor shall there be any offer, solicitation or sale of the notes or related guarantees in any jurisdiction where the offer, solicitation or sale is not permitted.

About Greatbatch, Inc.

Greatbatch, Inc. (NYSE: GB) provides top-quality technologies to industries that depend on reliable, long-lasting performance through its brands Greatbatch Medical, Electrochem and QiG Group. The company develops and manufactures critical medical device technologies for the cardiac, neuromodulation, vascular and orthopaedic markets; and batteries for high-end niche applications in the portable medical, energy, military, and environmental markets. Additional information is available at www.greatbatch.com.

Forward-Looking Statements

Some of the statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended.

You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or “variations” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about the expected timing of completion of the acquisition of Lake Region and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Greatbatch’s management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, the inability to obtain regulatory approvals of the acquisition of Lake Region (including the approval of antitrust authorities necessary to complete the transaction) on the terms desired or anticipated; the timing of such approvals and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction; the risk that a condition to closing the transaction may not be satisfied on a timely basis or at all; and the risk that the proposed transaction fails to close for any other reason. Greatbatch assumes no obligation to update forward-looking statements in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

CONTACT:	Investor Relations Contact:
Elizabeth Cowell
ecowell@greatbatch.com
tel 214-618-4982

Media Contact:
Christopher Knospe
cknospe@greatbatch.com
tel 716-759-5727